NEWS
FOR IMMEDIATE RELEASE                        CONTACT
May 5, 2014                                    Richard Eisenberg
(Investor Inquiries)
Christopher Bohanon
(Media Inquiries)
(202) 872-7700

Farmer Mac Announces Conference Call for
First Quarter 2014 Results

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced that it will host a conference call at 11:00 a.m. eastern time on Monday, May 12, 2014, to review its financial results for first quarter 2014. Farmer Mac is expected to release its financial results for the fiscal quarter ended March 31, 2014 prior to the opening of the equity markets on May 12, 2014.

The conference call can be accessed by telephone or webcast as follows:

Telephone (Toll Free): 877-870-4263
Webcast: http://www.farmermac.com/Investors/ConferenceCall/

If you are dialing in to the call, please ask for the conference chairman Tim Buzby. You will receive additional instructions when you join the call. This call can be heard live and will also be available for replay on Farmer Mac’s website at the link noted above following the conclusion of the conference call.

Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities.
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